NTN Buzztime, Inc. Reports First-Quarter 2016 Results

– Launches Order and Payment at Buffalo Wild Wings –

– Delivers Better than Expected First Quarter with Positive Adjusted EBITDA –

CARLSBAD, Calif., May 6, 2016 — NTN Buzztime, Inc. (NYSE MKT: NTN), reported financial results for the first quarter ended March 31, 2016.

“In April, we achieved a significant milestone, deploying order and payment at Buffalo Wild Wings,” said Ram Krishnan, NTN Buzztime CEO. “To get to launch, we crossed many hurdles to address extremely high standards for menu and payment complexity, security requirements, guest experience and other technology needs, all of which will enable us to deliver at scale. Early feedback has been quite positive, and we are preparing for initial market rollout. Also, our BEOND installation site count grew 4% sequentially to represent 65% of our installed base at March 31st. This growth is important as our on demand technology enables better gaming experiences, single player games for kids, premium services and advertising, building a path for additional revenue streams. In 2015, we positioned the company for long-term profitable growth. In the first quarter, with a leaner cost structure and improved product quality, we reported our second quarter of positive Adjusted EBITDA and expect to capture opportunities to drive growth and additional financial improvements in 2016 and beyond.”

Financial Results for the First-Quarter Ended March 31, 2016

Total revenues were $5.5 million for the first quarter of 2016, compared to $6.5 million for the fourth quarter of 2015 and $5.7 million for the first quarter of 2015 primarily reflecting lower sales-type lease arrangements. First quarter 2016 direct costs were $2.0 million, compared to $2.6 million for the same period in 2015, primarily due to the lower revenue level as well as improved production costs and lower scrap and repair maintenance costs. Selling, general and administrative expenses decreased to $4.2 million from $5.2 million for the same period in 2015 reflecting a leaner company structure and a reduction in market research expense. Net loss was $1.0 million, or $0.01 per share, the same as the fourth quarter of 2015 and improved from $2.3 million, or $0.02 per share, for the first quarter of 2015. Adjusted EBITDA was a positive $73,000 compared to an Adjusted EBITDA loss of $1.1 million in the same period last year.

Although Adjusted EBITDA is positive for the first quarter of 2016, Adjusted EBITDA may not be positive for the second quarter of 2016 or future quarters. A detailed description and reconciliation of Adjusted EBITDA and management’s reasons for using this measure is set forth at the end of this press release.

Metric Review for the Quarter Ended March 31, 2016

The site count was 2,903 venues and, as expected, decreased compared to 2,960 as of December 31, 2015. Management anticipates the net count will continue to fluctuate. As of March 31, 2016, BEOND installations increased to 1,879 locations, or 65% of the installed base, compared to 1,806, or 61% of the installed base, as of December 31, 2015.

Liquidity

Cash and cash equivalents were $3.5 million at March 31, 2016, compared to $3.2 million as of December 31, 2015. Working capital was $2.3 million at March 31, 2016, compared to $4.0 million at December 31, 2015.

Conference Call

Management will review the results on a conference call with a live question and answer session today, May 6, 2016, at 12:00 p.m. ET. To access the call, please use passcode 97855393 and dial:

●	(877) 307-1373 for the live call and (855) 859-2056 for the replay, if calling from the United States or Canada; or

●	(678) 224-7873 for the live call and (404) 537-3406 for the replay, if calling internationally.

The call will also be accompanied live by webcast over the Internet and accessible at the company’s website at http://www.buzztime.com. The replay of the call will be available until May 13, 2016.

Forward-looking Statements

This release contains forward-looking statements which reflect management’s current views of future events and operations, including but not limited to statements about our growth plans, product performance, delivery of menu and payment technology and additional revenue streams. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, risks associated with customer retention and growth plans, the impact of alternative entertainment options and technologies and competitive products, brands, technologies and pricing, adverse economic conditions, the regulatory environment and changes in the law, failure of customer and/or player acceptance or demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.’s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime:

Buzztime (NYSE MKT: NTN) delivers interactive entertainment and innovative dining technology to bars and restaurants in North America. Venues license Buzztime’s customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and arcade games, nationwide competitions, personalized menus and self-service dining features. Buzztime’s platform improves operating efficiencies, creates connections among the players and venues, and amplifies guests’ positive experiences. Founded in 1984, Buzztime has accumulated over 9 million player registrations and over 115 million games were played in 2015 alone. For more information, please visit http://www.buzztime.com or follow us on Facebook or Twitter @buzztime.

IR AGENCY CONTACT:

Kirsten Chapman/Becky Herrick, LHA Investor Relations

buzztime@lhai.com

415-433-3777

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value amount)

	March 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$3,549	$3,223
Accounts receivable, net	769	919
Site equipment to be installed	3,763	3,990
Prepaid expenses and other current assets	1,054	978

Total current assets	9,135	9,110
Broadcast equipment and fixed assets, net	3,799	3,915
Software development costs, net	924	943
Deferred costs	1,300	1,328
Goodwill	972	909
Intangible assets, net	67	79
Other assets	119	124

Total assets	$16,316	$16,408

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$171	$211
Accrued compensation	941	1,024
Accrued expenses	647	670
Sales taxes payable	129	192
Income taxes payable	23	22
Current portion of long-term debt	3,044	1,072
Current portion of obligations under capital leases	79	78
Deferred revenue	1,275	1,214
Other current liabilities	534	639

Total current liabilities	6,843	5,122
Long-term debt	5,473	6,366
Long-term obligations under capital leases	138	138
Deferred revenue, excluding current portion	325	393
Deferred rent	501	541
Other liabilities	3	—

Total liabilities	13,283	12,560
Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $.005 par value, $156 liquidation preference, 5,000 shares authorized; 156 issued and outstanding at March 31, 2016 and December 31, 2015	1	1
Common stock, $.005 par value, 168,000 shares authorized at March 31, 2016 and December 31, 2015; 92,439 shares issued and outstanding at March 31, 2016 and December 31, 2015	462	462
Treasury stock, at cost, 503 shares at March 31, 2016 and December 31, 2015	(456)	(456)
Additional paid-in capital	128,869	128,756
Accumulated deficit	(126,128)	(125,087)
Accumulated other comprehensive income	285	172

Total shareholders’ equity	3,033	3,848

Total liabilities and shareholders’ equity	$16,316	$16,408

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues
Subscription revenue	$4,374	$4,200
Sales-type lease revenue	396	840
Other revenue	712	686

Total revenue	5,482	5,726

Operating expenses:
Direct operating costs (includes depreciation and amortization)	2,036	2,649
Selling, general and administrative	4,200	5,162
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	114	121

Total operating expenses	6,350	7,932

Operating loss	(868)	(2,206)
Other expense, net	(154)	(43)

Loss before income taxes	(1,022)	(2,249)
Provision for income taxes	(19)	(14)

Net loss	$(1,041)	$(2,263)

Net loss per common share – basic and diluted	$(0.01)	$(0.02)

Weighted average shares outstanding – basic and diluted	91,936	91,876

Comprehensive loss
Net loss	$(1,041)	$(2,263)
Foreign currency translation adjustment	113	(153)

Total comprehensive loss	$(928)	$(2,416)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three months ended December 31,
	2016	2015
Cash flows used in operating activities:
Net loss	$(1,041)	$(2,263)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	757	701
Provision for doubtful accounts	24	(39)
Excess and obsolete site equipment to be installed	25	163
Stock-based compensation	113	99
Amortization of debt issuance costs	28	—
Issuance of common stock to consultant in lieu of cash payment	—	1
Loss from disposition of equipment	5	1
Changes in assets and liabilities:
Accounts receivable	125	1,459
Site equipment to be installed	(115)	154
Prepaid expenses and other assets	(94)	100
Accounts payable and accrued liabilities	(209)	312
Income taxes payable	(1)	(13)
Deferred costs	29	(70)
Deferred revenue	(7)	518
Deferred rent	(40)	(36)
Other liabilities	(104)	(92)

Net cash used in operating activities	(504)	995
Cash flows used in investing activities:
Capital expenditures	(177)	(215)
Software development expenditures	(99)	(222)

Net cash used in investing activities	(276)	(437)
Cash flows provided by (used in) financing activities:
Proceeds from long-term debt	2,114	74
Payments on long-term debt	(1,035)	(699)
Debt issuance costs on long-term debt	(5)	—
Principal payments on capital leases	(21)	(7)

Net cash provided by (used in) financing activities	1,053	(632)

Net increase (decrease) in cash and cash equivalents	273	(74)

Effect of exchange rate on cash	53	52

Cash and cash equivalents at beginning of period	3,223	7,185

Cash and cash equivalents at end of period	$3,549	$7,163

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Non-GAAP Information

To supplement our consolidated financial disclosures and statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (GAAP), we use certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA. We compute Adjusted EBITDA by excluding from net profit (or loss) the impact of the following: (a) depreciation and amortization expense; (b) interest expense, net; (c) provision for income taxes; (d) non-cash stock-based compensation expense; (e) other non-cash expenses and charges; and (f) to the extent approved by our lender, other one-time charges and any losses arising from the sale, exchange, transfer or other disposition of assets not in the ordinary course of business. We use this non-GAAP financial measure when evaluating our financial results as well as for internal resource management, planning and forecasting purposes. This non-GAAP financial measure is not intended to represent a measure of performance in accordance with GAAP. Nor should this non-GAAP financial measure be considered as an alternative to statements of cash flows as a measure of liquidity. This non-GAAP financial measure is included herein because we believe it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like us that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculated in accordance with GAAP.

The following table reconciles our net loss per GAAP (in thousands) to Adjusted EBITDA:

	Three Months Ended March 31,
	2016	2015
Net loss per GAAP	$(1,041)	$(2,263)
Interest expense, net	127	102
Income tax provision	19	14
Depreciation and amortization	757	701

EBITDA	(138)	(1,446)

Adjustments to EBITDA:
Non-cash stock based compensation	113	99
Excess and obsolete site equipment to be installed expense	25	163
Other one-time charges	73	52

Adjusted EBITDA	$73	$(1,132)

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